KongZhong to Announce First Quarter 2014 Financial Results on May 28, 2014

BEIJING, China - May 5, 2014 - KongZhong Corporation (NASDAQ: KONG), a leading provider of digital entertainment services for consumers in China, today announced that it will release unaudited financial results for the first quarter ended March 31, 2014, after the close of the U.S. market on Wednesday, May 28 , 2014.

The Company will host a corresponding conference call and live webcast to discuss the results at 7:30 PM Eastern Standard Time (EST) on Wednesday, May 28, 2014 (7:30 AM Beijing/Hong Kong time, Thursday, May 29, 2014). Please dial-in five minutes prior to the call to register and receive further instruction.

The dial-in details for the live conference call are as below:

- U.S. Toll Free Dial-in Number: +1 866 519 4004

- Hong Kong Toll Free Dial-in Number: 800 930 346

- Mainland China Dial-in Number: 800 819 0121, 400 620 8038

- International Dial-in Number: +65 6723 9381

Passcode: 35403631

The conference call will be available live via webcast on the Investors section of KongZhong’s website at http://ir.kongzhong.com. The archive replay will be available on the website shortly after the call.

A dial-in replay of the conference call will be available until June 4, 2014:
- U.S. Toll Free Dial-in Number: +1 855 452 5696
- International Dial-in Number: +61 2 8199 0299
Passcode: 35403631

About KongZhong

KongZhong (KONG), listed in Nasdaq in 2004, is one of the leading providers of digital entertainment services for consumers in the PRC. We operate three main business units, namely WVAS, mobile games and Internet games. Within Internet games, KONG has the exclusive publishing rights for World of Tanks, World of Warplanes, World of Warships, Guild Wars 2 and other titles in mainland China. Since the acquisition of our proprietary smartphone game engine platform in 2011, KONG has expanded our smartphone game development team across 4 cities in China currently developing over 10 smartphone games across various genres, including MMORPG, RTS, military, and fantasy. For more information, please visit http://ir.kongzhong.com.

For further information, please contact

Jay Chang, Chief Financial Officer

Liddy Li, Investor Relations

KongZhong Corporation

Tel: +86-10-8857-6000

Email: ir@kongzhong.com

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